UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 19, 2008
(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39 Jerusalem St.
Kiryat Ono 55423 Israel
(Address of principal executive offices)

(972) (3) 738-2616 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangement of Certain Officers.

     As previously reported, the Registrant announced the resignation of Mr. Chaime Orlev from his position as Chief Financial Officer and Treasurer of the Registrant. In connection with the foregoing resignation, Ms. Limor Zur-Stoller was appointed to fill the vacancy of the position of Chief Financial Officer and Treasurer, effective March 19, 2008.

     Ms. Limor Zur-Stoller, 38, served as RadView Software Ltd.’s (OTCBB: RDVWF) Vice President of Finance from August 2006 until March 2008, its Director of Finance from July 2004 until August 2006, and its Controller from November 2001 until July 2004. RadView develops and markets software for testing the performance, scalability and reliability of internet applications. Ms. Zur-Stoller, also served as the International Controller at Check Point Software Technologies Ltd. from December 1997 until June 2001. Prior to this, Ms. Zur-Stoller was an auditor with the accounting firm of Deloitte Brightman Almagor, a member of Deloitte Touche Tohmatsu, from June 1994 until December 1997. Ms. Zur-Stoller received a B.A. in Accounting and Economics from Tel Aviv University, and an M.B.A. in Finance and Accounting from The College of Management in Israel. Ms. Zur-Stoller is an Israeli Certified Public Accountant.

     Pursuant to an Employment Agreement between Ms. Zur-Stoller and the Registrant dated March 11, 2008, the Registrant agreed to employ Ms. Zur-Stoller as Chief Financial Officer and Treasurer, with a salary of 35,000 NIS per month (approximately $10,000, as of the date hereof) commencing March 19, 2008. In addition, the agreement provides for the grant of options to acquire 600,000 shares of the Registrant’s common stock at an exercise price per share equal to the price per share at which the Registrant’s common stock is traded on March 19, 2008. These options vest in equal installments over three years on the first, second, and third anniversary of her appointment. The agreement also provides for other usual and customary employment benefits.

     In connection with Ms. Zur-Stoller’s appointment, the Registrant and Ms. Zur-Stoller entered into the Registrant’s standard form of indemnification agreement.

     The foregoing description of the Executive Employment Agreement is qualified in its entirety by the form of the agreement attached as an exhibit hereto and is incorporated herein by this reference.

Item 9.01	Item Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	10.1	Executive Employment Agreement between Registrant and Limor Zur-Stoller, dated March 11, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2008

By:	/s/ Patrick Schnegelsberg__________
Name:	Patrick N.J. Schnegelsberg
Title:	Chief Executive Officer